Exhibit 99

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY
40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Regina Nethery Humana Investor Relations (502) 580-3644 e-mail: Rnethery@humana.com Tom Noland Humana Corporate Communications (502) 580-3674 e-mail: Tnoland@humana.com

Humana Hosts Biennial Investor Meeting;

Issues 2011 Financial Guidance

LOUISVILLE, Ky. – November 18, 2010 – Humana Inc. (NYSE: HUM) announced that its leadership team will host an Investor Meeting today including an update regarding Humana’s strategic, operational and financial progress as well as expectations for future performance. The presentation will be followed by question and answer panels on a variety of topics. Humana’s event is scheduled to begin at 8:30 a.m. eastern time and will be web cast so that the investing public and media have the opportunity to listen to both the presentation and panel discussions.

The company also announced today that it expects earnings per diluted common share (EPS) for the year ending December 31, 2011 (FY11) of $5.35 to $5.55 and reiterated its expectation for EPS of $6.40 to $6.50 for the year ending December 31, 2010.

The year-over-year decline in expected EPS primarily reflects the company’s regular resetting of its Medicare pretax operating margin target of 5 percent in its bids submitted for 2011, resulting in less disruption for its Medicare members despite numerous changes to the program in the forthcoming year. Other key assumptions impacting the expected year-over-year change in EPS include higher average Medicare membership, Commercial segment medical cost trends reverting to traditionally higher levels and the anticipated effect from the loss of the TRICARE South Region contract in early 2012.

“Our 2011 guidance reflects near-term challenges,” said Michael B. McCallister, Humana’s chairman of the board and chief executive officer. “Longer term, as demographic and reform-related trends expand Medicare and the individual market, our strength in retail sales and our growing emphasis on cross-selling opportunities position us favorably.”

Today’s Investor Meeting web cast and virtual presentation (audio with slides) may be accessed via the Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on approximately 15 minutes in advance of the event. The company also suggests web participants visit the site in advance to run a system test and to download any free software needed.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•

Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, increasing the company’s medical and administrative costs by, among other things, requiring a minimum benefit ratio, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax; financial position, including the company’s ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax is imposed as enacted, and if Humana is unable to adjust its business model to address this new tax, there can be no assurance that the non-deductible federal premium tax would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•

If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and medical cost trends.

•

If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.

•

If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, or to protect Humana’s proprietary rights to its systems, the company’s business may be materially adversely affected.

•

Humana is involved in various legal actions, which, if resolved unfavorably to Humana, could result in substantial monetary damages. Increased litigation and negative publicity could increase the company’s cost of doing business.

•

Humana’s business activities are subject to substantial government regulation and related audits for compliance, including, among others, existing audits regarding Medicare risk adjustment data. New laws or regulations, or changes in existing laws or regulations or their manner of application, including the methodology that may be used by the government in implementing results of risk adjustment audits, could increase the company’s cost of doing business, affect its revenue recognition, and may adversely affect the company’s business, profitability and financial condition. In addition, as a government contractor, Humana is exposed to additional risks that may adversely affect the company’s business or the company’s willingness to participate in government health care programs.

•

On October 5, 2010, Humana was notified that the Department of Defense TRICARE Management Activity intends to negotiate with Humana for an extension of Humana’s administration of the TRICARE South Region contract, comprised of a one-year option period from April 1, 2011 through March 31, 2012. There can be no assurance, however, that the contract will be extended.

•	Any failure to manage administrative costs could hamper Humana’s profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s mail order pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	Changes in economic conditions could adversely affect Humana’s business and results of operations.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

•	Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2009;

•	Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	Form 8-Ks filed during 2010.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 10.1 million medical members and 7.0 million specialty members. Humana is a full-service benefits solutions company, offering a wide array of health, pharmacy and supplemental benefit plans for employer groups, government programs and individuals.

Over its 49-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases;

•	Replays of most recent earnings release conference calls;

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information.

Humana’s Investor Meeting 2010

Business Session – Thursday, November 18, 2010; 8:30 a.m. ET

Web Cast Available via Investor Relations page at

www.humana.com

Topic	Speaker/Panel Participants	Title
Company Presentation	Mike McCallister	Chairman of the Board and Chief Executive Officer
Q&A Panel Medicare Business	Tom Liston	SVP – Senior Products
	Patrick O’Toole	VP – Medicare Sales
	Alan Wheatley	VP – Senior Products
Q&A Panel 15% Solution	Bruce Perkins	SVP – Health Care Delivery Systems and Clinical Processes
	Jean Bisio	President – Humana Cares
	Kathryn Creech	VP – Clinical Operations
	Marsden Connolly	VP – CareHub Operations
	Tim O’Rourke	VP – Provider Contracting
Q&A Panel Pharmacy Business	Bruce Perkins	SVP – Health Care Delivery Systems and Clinical Processes
	William Fleming	VP – Pharmacy Solutions
	Tony Keller	VP – RightSourceRx Operations
Q&A Panel Financials and Wrap-up	Mike McCallister	Chairman of the Board and Chief Executive Officer
	Jim Murray	Chief Operating Officer
	Jim Bloem	SVP, Chief Financial Officer and Treasurer
	Steve McCulley	VP, Controller and Principal Accounting Officer
	Regina Nethery	VP – Investor Relations

Key Assumptions Affecting 2011 EPS Guidance

As of November 18, 2010

FY10 EPS Guidance	$6.40 to $6.50
Government Segment – FY11:
Reset Medicare bid margins to 5 percent	~(0.80)
Growth in average Medicare membership	~0.40
TRICARE – charge for contract loss in 2012	~(0.25)
Commercial Segment – FY11:
Medical cost trends revert to normal levels	~(0.40)
Health care reform	~(0.15)
Lower average medical membership	~(0.10)
Growth in pharmacy and specialty businesses	~0.30

FY11 EPS Guidance	$5.35 to $5.55

Humana Inc. – Earnings Guidance Points as of November 18, 2010

(in accordance with Generally Accepted Accounting Principles)	For the year ending December 31, 2010	For the year ending December 31, 2011	Comments
Diluted earnings per common share (EPS)	Full year approximately $6.40 to $6.50	Full year 2011: $5.35 to $5.55

EPS estimates exclude the impact of potential future share repurchases

FY10 EPS includes $0.72 per share beneficial effect from higher-than-expected favorable prior-year medical claims reserve development and $0.55 per share in expenses associated with the write-down of certain deferred acquisition costs

FY11 EPS includes approximately $0.25 per share associated with the loss of the TRICARE South Region contract in early 2012

Revenues

Consolidated revenues: $33.5 billion to $34.0 billion

Premiums and ASO fees:

Medicare Advantage: approximately $19.3 billion

Medicare stand-alone
PDPs: approximately $2.4 billion

Military Services: $3.5 billion to $3.6 billion

Commercial Segment: approximately $7.3 billion

Consolidated revenues: $34.5 billion to $35.5 billion

Premiums and ASO fees:

Medicare Advantage: $20.0 billion to $20.5 billion;

Medicare stand-alone PDPs: $2.3 billion to $2.6 billion

Military services: $3.5 billion to $4.0 billion;

Commercial Segment: Approximately $6.6 billion to $7.2 billion

	Consolidated investment income: $330 million to $340 million Consolidated other revenue: $290 million to $310 million	Consolidated investment income: $350 million to $360 million Consolidated other revenue: $375 million to $425 million

Humana Inc. – Earnings Guidance Points as of November 18, 2010

(in accordance with Generally Accepted Accounting Principles)	For the year ending December 31, 2010	For the year ending December 31, 2011	Comments
Ending medical membership	Medicare Advantage: up approximately 255,000 to 260,000 from prior year	Medicare Advantage: Up 60,000 to 65,000 from prior year	Medicare Advantage includes ASO and fully-insured group and individual Medicare members

	Medicare stand-alone PDPs: down 175,000 to 180,000 from prior year	Medicare stand-alone PDPs: Up 325,000 to 375,000 from prior year

	Military services: no material change from prior year	Military services: no material change from prior year

	Medicaid: up approximately 150,000 from prior year	Medicaid: no material change from prior year	Includes additional Puerto Rico contract effective 10/1/10

	Commercial fully-insured: down 210,000 to 215,000 from prior year	Commercial fully-insured: Down 90,000 to 110,000 from prior year

	Commercial ASO: down 115,000 to 125,000 from prior year	Commercial ASO: Down 100,000 to 130,000 from prior year

Humana Inc. – Earnings Guidance Points as of November 18, 2010

(in accordance with Generally Accepted Accounting Principles)	For the year ending December 31, 2010	For the year ending December 31, 2011	Comments
Benefit ratios and benefit expense trend components	Government Segment benefit ratio in the range of 84.0% to 84.5%	Government Segment benefit ratio in the range of 85.5% to 86.5%

Government Segment benefit ratio is Medicare, Medicaid, and Military Services combined and includes an 60 basis point benefit from higher-than-expected favorable prior-period medical claims development in 2010

	Medicare benefit ratio in the range of 83.0% to 83.5%	Medicare benefit ratio in the range of 85.0% to 86.0%	Medicare benefit ratio is Medicare Advantage and Stand-Alone PDP combined and includes a 70 basis point benefit from higher-than-expected favorable prior-period medical claims development in 2010

	Commercial Segment benefit ratio in the range of 77% to 78%	Commercial Segment benefit ratio in the range of 78.0% to 79.0%	Commercial Segment 2010 benefit ratio is Medical and Specialty combined and includes an 60 basis point benefit from higher-than-expected favorable prior-period medical claims development

Commercial group fully-insured secular benefit expense trend components: inpatient hospital utilization – flat to down; inpatient and outpatient hospital rates (base rate plus severity adjustments) – low-to-mid single digits; outpatient hospital utilization – low single digits; physician – essentially flat; pharmacy – low to mid single digits

Commercial group fully-insured secular benefit expense trend components: inpatient hospital utilization – flat to down; inpatient and outpatient hospital rates (base rate plus severity adjustments) – low-to-mid single digits; outpatient hospital utilization – low single digits; physician – essentially flat; pharmacy – low to mid single digits

Commercial group fully-insured secular trends of 4% to 5% for FY10 and 7% to 8% for FY11 represent the underlying percentage change in total medical expenses which excludes the impact of benefit changes and business, product, and demographic mix.

Selling, general & administrative expense ratio	13.5% to 14.0%	12.75% to 13.25%

Ratio computed as SG&A expenses as a percent of premiums, administrative services fees, and other revenue

FY10 includes 40 basis point negative impact from write-down of certain deferred acquisition costs (DAC) in the second quarter 2010

Humana Inc. – Earnings Guidance Points as of November 18, 2010

(in accordance with Generally Accepted Accounting Principles)	For the year ending December 31, 2010	For the year ending December 31, 2011	Comments
Depreciation & amortization	$250 million to $260 million	$250 million to $280 million

Interest expense	$105 million to $110 million	$110 million to $115 million

Government Segment pretax operating results (excludes investment income and interest expense)	Medicare pretax operating margin: approximately 6.5% Military services: pretax operating earnings of approximately $110 million	Medicare pretax operating margin: approximately 5% Military services: pretax operating earnings of approximately $50 million

Medicare margin includes Medicare Advantage and stand-alone PDP combined

FY11 Military services includes approximately $55 million associated with the loss of the TRICARE South Region contract in early 2012

Commercial Segment pretax earnings (includes investment income and interest expense)	$165 million to $170 million	$150 million to $200 million

FY10 results include the approximately $42.1 million in beneficial effect of higher-than-expected favorable prior-year medical claims development and $147.5 million of DAC impairment expenses, as discussed above

Cash flows from operations	$2.1 billion to $2.3 billion	$1.4 billion to $1.6 billion

Capital expenditures	Approximately $205 million	Approximately $250 million

Effective tax rate	Approximately 37%	Approximately 37%

Shares used in computing full-year EPS	Approximately 170 million	Approximately 171 million	Excludes impact of potential future share repurchases